Exhibit 4.1

CONFIDENTIAL

REGISTRATION RIGHTS AGREEMENT

by and between

ARCTURUS THERAPEUTICS HOLDINGS INC.

and

ULTRAGENYX PHARMACEUTICAL INC.

Dated as of June 18, 2019

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 18, 2019, is by and between Arcturus Therapeutics Holdings Inc., a Delaware corporation (the “Company”), and Ultragenyx Pharmaceutical Inc., a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, pursuant to the Equity Purchase Agreement, dated as of the date hereof, by and between the Company and the Investor (as such agreement may be amended from time to time, the “Equity Purchase Agreement”), the Investor agreed to purchase from the Company, and the Company agreed to issue to the Investor, shares of Common Stock upon the terms and conditions therein;

WHEREAS, in connection with the transactions contemplated by the Equity Purchase Agreement, the Company and the Investor wish to define certain registration rights granted to the Investor on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Definitions.     In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

1.1.      “Additional Shares” has the meaning ascribed to such term in the Equity Purchase Agreement.

1.2.      “Filing Date” means (a) with respect to the Registration Statement required to register the resale of the Shares, the 180th calendar day following the date hereof and (b) with respect to any additional Registration Statement that may be required to register the Investor’s resale of any Additional Shares the Investor may acquire pursuant to the Equity Purchase Agreement, the later of (i) the 180th calendar day following the date hereof and (ii) the 45th calendar day following the date the Investor requests the filing of an additional Registration Statement to register any Additional Shares which are not included in any then filed Registration Statement.

1.3.      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.4.      “Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission, regulatory or administrative authority or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof, (c) any supranational body or (d) any self-regulatory organization.

1.5.      “Holder” or “Holders” means the Investor or any transferee to whom the Investor has transferred Registrable Securities in accordance with the Equity Purchase Agreement (including in compliance with Section 6.2 of the Equity Purchase Agreement) and to whom registration rights are assigned in accordance with Section 6.5, in each case that is a holder of Registrable Securities.

1.6.      “Law” or “Laws” means any federal, national, supranational, state, provincial, local or similar laws, statutes, rules, codes, regulations, writs, orders, judgments, decrees, injunctions,

awards, executive orders, rulings and/or ordinances of any Governmental Authority, including any common law.

1.7.    “Proceeding” means any civil, criminal or administrative litigation, claim, action, suit, arbitration, hearing, inquiry, investigation or other similar proceeding by or before any Governmental Authority.

1.8.    “Prospectus” means the prospectus included in the Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

1.9.    “Registrable Securities” means (i) all shares of Common Stock acquired pursuant to the Equity Purchase Agreement, (ii) any securities into which such Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company and (iii) any other equity securities of the Company held by Holders or issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend, stock split or other distribution with respect to or in replacement of the shares of Common Stock referenced in clauses (i) – (iii). As to any Registrable Securities, such securities will cease to be Registrable Securities when: (i) a registration statement covering such Registrable Securities has been declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective registration statement; (ii) such Registrable Securities shall have been sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (iii) following the date when all Additional Shares (as defined the Equity Purchase Agreement) have been purchased by the Investor or the Investor’s right to purchase such Additional Shares under the Equity Purchase Agreement has terminated, such Registrable Securities may be sold pursuant to Rule 144 (or any similar provision then in effect) without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Holders; (iv) such Registrable Securities cease to be outstanding, or (v) such Registrable Securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

1.10.    “Registration Statement” means each registration statement required to be filed hereunder pursuant to Section 2.1, including the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

1.11.    “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

1.12.    “Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

1.13.    “SEC” means the U.S. Securities and Exchange Commission.

1.14.    “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

1.15.    “Securities Act” means the Securities Act of 1933, as amended.

1.16.    “Shares” has the meaning ascribed to such term in the Equity Purchase Agreement.

1.17.    “Trading Day” means any day on which the Common Stock is traded on the Trading Market on which the Common Stock is then traded; provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hours of trading on such Trading Market (or, if such Trading Market does not designate in advance the closing time of trading on such Trading Market, then during the hour ending at 4:00 p.m., New York time).

1.18.    “Trading Market” means any of the following markets or exchanges on which the Common Stock may be listed or quoted for trading: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any successor to any of the foregoing.

2.               Shelf Registration; Piggy-Back Registrations.

2.1.            Shelf Registration.

(a)    On or prior to each Filing Date, the Company shall prepare and file with the SEC the Registration Statement covering the resale of all of the then-outstanding Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2.1(c)) and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” substantially in the form attached hereto as Annex A. It is agreed and understood that the Company shall, from time to time, be obligated to file one or more additional Registration Statements to cover any Registrable Securities which are not registered for resale pursuant to a pre-existing Registration Statement. The Company shall not be required to file more than two (2) Registration Statements with respect to the Additional Shares pursuant to this Section 2.1(a) in any 12-month period.

(b)    Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause each Registration Statement filed under this Agreement (including under Section 3.3) to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement cease to be Registrable Securities (the “Effectiveness Period”).

(c)    If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) use reasonable best efforts to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as the Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(d)    Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any underwriter without the prior written consent of such Holder, except that a Holder may be named as a “statutory underwriter” if such Holder is, or is affiliated with, a broker-dealer and states such fact in its Selling Stockholder Questionnaire.

(e)    The disposition of Registrable Securities from any Registration Statement may occur in one or more underwritten offerings, block transactions, broker transactions, at-market transactions or in such other manner or manners as may be specified by the Holders in accordance with applicable law.

2.2.            Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then-equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within 15 days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to provide notice or otherwise register any Registrable Securities pursuant to this Section 2.2 that are the subject of a then-effective Registration Statement that is available for resales or other dispositions by such Holder; and provided, further, that if the Company intends to file a registration statement in connection with an underwritten public offering (an “Underwritten Offering”), and the managing underwriter has advised the Company in good faith that the inclusion of all of the Registrable Securities requested to be included by the Holders participating in such Underwritten Offering (including pursuant to this Section 2.2) shall be limited due to market conditions, the order of priority of the securities to be included in such offering shall be: (i) first, the primary securities to be included in such Underwritten Offering; (ii) second, any securities that the Holders request to include in such Registration Statement, on a pro rata basis, based on the number of requested securities; and (iii) any other securities that are requested to be included in such Registration Statement on a pro rata basis, based on the number of requested securities; provided that following the applicable Filing Date, the Company may not sell any securities in such Underwritten Offering until there is an effective Registration Statement covering all of the Registrable Securities outstanding as of such Filing Date.

3.               Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

3.1.            Not less than five Trading Days prior to the filing of a Registration Statement and not less than three Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference, but not including (A) any Exchange Act filing or (B) any supplement or post-effective amendment to a registration statement that is not related to the Registrable Securities), (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its Representatives to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than four Trading Days after the Holders have been so furnished copies of such Registration Statement or two Trading Days after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. As a condition for inclusion in any Registration Statement, each Holder agrees to furnish to the Company a completed questionnaire in a customary form containing such information regarding the Holder, the Registrable Securities held by the Holder and the distribution proposed by the Holder as may be reasonably requested by the Company and as shall be required under applicable Law (a “Selling Stockholder Questionnaire”) on a date that is not less than five Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

3.2.            Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith (subject to any requirement that a post-effective amendment be declared effective by the SEC) as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

3.3.            Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (c) through (f) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of clause (a)(i) below, not less than three Trading Days prior to such filing) and, if requested by any such Holder, confirm such notice in writing no later than one Trading Day following the day:

(a)        (i) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed (other than (A) any Exchange Act filing or (B) any supplement or post-effective amendment to a Registration Statement that is not related to the Registrable Securities), (ii) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (iii) with respect to a Registration Statement or any post-effective amendment, when the same has become effective,

(b)        of any request by the SEC or any other federal or state Governmental Authority for amendments or supplements to a Registration Statement or Prospectus or for additional information,

(c)        of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose,

(d)        of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose,

(e)        of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and

(f)        of the occurrence or existence of any pending corporate development with respect to the Company that the Company reasonably believes may be material and that, in the good faith determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, that any and all of such information shall remain confidential to the Holders until such information otherwise becomes public, unless disclosure by the Holders is required by Law; provided, further, that notwithstanding the Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

3.4.           Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

3.5.           If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

3.6.           Promptly deliver to each Holder, without charge, as many copies of the Prospectus and each amendment or supplement thereto as such Holder may reasonably request and, subject to the terms of this Agreement, consent to the use of such Prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.3(c) – (f) (until such time that the Prospectus has been updated pursuant to Section 3.9).

3.7.           Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject, or file a general consent to service of process in any such jurisdiction.

3.8.        If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Equity Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

3.9.        Upon the occurrence of any event contemplated by Section 3.3, as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (c) through (f) of Section 3.3 above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3.9 to suspend the availability of the Registration Statements and Prospectuses for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

3.10.      Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder. Comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of a Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of a Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.11.      Use commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

3.12.      Make available at reasonable times for inspection by any Holder, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ legal counsel and any attorney, accountant or other agent retained by any such Holder or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, Records and other information that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors or used for any purpose other than as necessary or appropriate for the purpose of such inspection (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (a) the disclosure of such Records is necessary, in the Inspector’s judgment, to avoid or correct a misstatement or omission in a Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (c) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Holder agrees that, if permitted by applicable law, such Holder will give notice to the Company upon learning that disclosure of such Records is sought in a court of competent jurisdiction, in order to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential, and such Holder shall reasonably cooperate with the Company (at the Company’s expense) in connection therewith. Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders (including the Inspectors), unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

3.13.      If such sale is pursuant to an underwritten offering, (a) obtain “comfort” letters dated the pricing and closing dates of such offering under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as Holders’ legal counsel or the managing underwriter reasonably requests; (b) enter into a customary underwriting agreement with the underwriter containing customary representations and warranties, covenants and legal opinions addressed to the underwriters; (c) take other such actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the underwriters, if applicable, of reasonable and customary duration and frequency (but not to exceed three days in each instance); or (d) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

3.14.      Provide reasonable cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110 as requested by such Holder.

3.15.      Use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Trading Market on which the Company’s Common Stock is then listed.

3.16.      With a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holders to sell Common Stock to the public without registration, the Company covenants and agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as there are no longer Registrable Securities; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (c) furnish electronically to each Holder upon request, as long as such Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares.

4.              Registration Expenses.

4.1.      All fees and expenses incident to the performance of or compliance with the Company’s obligations under this Agreement by the Company shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include (i) all registration and filing fees (including fees and expenses of the Company’s counsel and independent registered public accountants), including fees and expenses (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably requested by any Holder in writing pursuant to Section 3.7 (including fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including expenses of printing Prospectuses or certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vii) the reasonable fees and disbursements of one counsel for the Holders (the “Selling Holder Counsel”), which shall not exceed $25,000 in the aggregate per Registration Statement.

4.2.      In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4.3.      In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Equity Purchase Agreement, any legal fees (other than the Selling Holder Counsel) or other costs of the Holders.

5.              Indemnification.

5.1.      Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and the Holder’s officers, directors, members, stockholders, partners, agents and employees, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent title or any other title) of each such controlling Person (collectively, the “Representatives”), to the fullest extent permitted by applicable Law, from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities, settlement costs and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss”, and collectively, “Losses”), as incurred, arising out of, relating to or based upon (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or documents incorporated by reference therein or in any preliminary prospectus, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities Law, or any rule or regulation under such Laws, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose). No investigation by any Holder or the Representatives or knowledge by any Holder or the Representatives of any facts or circumstances shall affect the Company’s indemnification obligations under this Section 5.1. The Company shall notify the Holders promptly upon becoming aware of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6.7.

5.2.            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company and its Representatives to the fullest extent permitted by applicable Law, from and against all Losses, as incurred, to the extent arising solely out of or based solely upon: (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that (A) such untrue statement or omission is based solely upon information furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (B) such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

5.3.            Conduct of Indemnification Proceedings.

(a)      If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b)      The Indemnifying Party may jointly with any other Indemnifying Party, assume the defense of such Proceeding upon notice to the Indemnified Party (which notice shall include an acknowledgment of the Indemnifying Party’s obligation to indemnify the Indemnified Party for Losses related to such Proceeding), with counsel reasonably satisfactory to such Indemnified Party. An

Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any Losses by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes (A) an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act on behalf of any Indemnified Party.

(c)      Subject to the terms of this Agreement, all Losses and reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

5.4.            Contribution.

(a)      If the indemnification under Section 5.1 or Section 5.2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(b)      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses or other obligations paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

6.              Miscellaneous.

6.1.      Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

6.2.      Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Investor.

6.3.      Notices. Any consent, notice, report or other communication required or permitted to be given or made under this Agreement by one of the parties to the other party will be delivered in writing by one of the following means and be effective: (a) upon receipt, if delivered personally; (b) when sent, if sent via e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (c) when delivered by a reputable, commercial overnight courier; provided in all cases addressed to such other party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee.

If to the Investor, to:

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

Attn: Chief Business Officer

Email: Tkassberg@ultragenyx.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022 6069

Attention: Robert Masella

J. Russel Denton

Email: Robert.Masella@Shearman.com

Russ.Denton@Shearman.com

If to the Company:

Arcturus Therapeutics, Inc.

10628 Science Center Drive, Suite 250

San Diego, CA 92121

Attn: Chief Executive Officer

Email: joe@arcturusrx.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attn: Jeffrey Baumel

Email: jeffrey.baumel@dentons.com

Written confirmation of receipt (i) given by the recipient of such notice, or (ii) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (a) or (c) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (b) above.

6.4.      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Investor. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person; provided that such Holder complies with all Laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and such transferee or assignee agrees in writing to be bound by the terms hereof.

6.5.      No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

6.6.      No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. No presumption as to construction of this Agreement shall apply against either party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).

6.7.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

6.8.      Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws principles thereof that would require the application of the Law of any other jurisdiction. Any Action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal court located in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said courts in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any Action in which any such claim is made that it is not subject thereto or that such Action may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware and any federal court sitting in the State of Delaware jurisdiction over such parties and over the subject matter of any such Action and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 6.4 or in such other manner as may be permitted by Law, shall be valid and sufficient thereof.

6.9.      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION AMONG THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.10.      Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of a party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the parties

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ARCTURUS THERAPEUTICS HOLDINGS INC.

By:	/s/ Joseph E. Payne
Name: Joseph E. Payne
Title: Chief Executive Officer

ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Emil D. Kakkis
Name: Emil D. Kakkis
Title: President and Chief Executive Officer

Signature Page to Registration Rights Agreement

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Stockholders. Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We will not receive any of the proceeds from the sale by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) following the date in which [the Investor] has acquired all of the [Additional Securities] under the [Equity Purchase Agreement] or the [Investor]’s right to acquire the [Additional Securities] under the [Equity Purchase Agreement] has terminated, the date that the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date that all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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